EXHIBIT 10.2

NOTICE OF PROPOSED SETTLEMENT AND FINAL APPROVAL HEARING

(Attached)

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

VLADIMIR GUSINSKY LIVING TRUST,

Plaintiff,

v.

STEPHEN BERMAN, an individual;

MICHAEL G. MILLER, an individual;

MURRAY L. SKALA, an individual;

ROBERT E. GLICK, an individual;

MARVIN ELLIN, an individual; and
DAN ALMAGOR, an individual,

Defendants.

JAKKS PACIFIC, INC.,

Nominal Defendant.

CASE NO.: 2:14-cv-01420-JAK-(SSx) NOTICE OF PROPOSED SETTLEMENT AND FINAL APPROVAL HEARING

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND
FINAL APPROVAL HEARING

TO:	ANY PERSON OR ENTITY WHO CURRENTLY OWNS JAKKS PACIFIC, INC. COMMON STOCK ("CURRENT JAKKS SHAREHOLDER")

PLEASE READ THIS NOTICE CAREFULLY

THIS NOTICE RELATES TO THE PENDENCY OF A PROPOSED SETTLEMENT OF A SHAREHOLDER DERIVATIVE LITIGATION

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the United States District Court for the Central District of California (the "Court") under Federal Rule of Civil Procedure 23.1, that a proposed settlement has been reached, subject to Court approval, between the Parties in the above-captioned consolidated shareholder's derivative action and a similar action in the federal court on March 23, 2015 (collectively, the “Federal Derivative Action"). The terms of the proposed settlement of the Federal Derivative Action (the "Settlement") are set forth in the Stipulation of Settlement dated as of March 23, 2015 (the "Stipulation").

YOU ARE FURTHER NOTIFIED that the Court has preliminarily approved the terms of the Settlement of the Federal Derivative Action but has preliminarily denied the request for an award of attorneys’ fees and reimbursement of expenses (the "Fee and Expense Award"), without prejudice to its renewal based on supplemental information. Plaintiff and its counsel (“Plaintiff’s Counsel”) will submit a renewed request with supplemental information on or before September 28, 2015. If you are a current shareholder of JAKKS, you may review the Stipulation of Settlement and the Fee and Expense Award submission on September 28, 2015 and thereafter at http://www.blockesq.com/JakksPacific, which will provide information concerning the fairness of the settlement and the request for attorneys’ fees and reimbursement of expenses. The basis of the request for the Fee and Expense Award is set out in Plaintiff’s preliminary submissions in support of the Fee and Expense Award, which are available at www.blockesq.com/JakksPacific as of August 24, 2015 and thereafter.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND
FINAL APPROVAL HEARING

NO PAYMENT WILL BE PAID TO YOU IN THIS SETTLEMENT AND THERE ARE NO CLAIM FORMS TO COMPLETE

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS. THE ACTION IS NOT A "CLASS ACTION." AS THE SETTLEMENT TERMS ARE DESIGNED TO BENEFIT JAKKS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DO NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

The Individual Defendants are Stephen Berman, Michael G. Miller, Murray L. Skala, Robert E. Glick, Marvin Ellin, and Dan Almagor, who are members or former members of JAKKS’ Board of Directors (the "Board"). The benefits to the Company of the proposed Settlement, which is subject to Court approval, include corporate governance changes that will be of material benefit to JAKKS and its shareholders.

On November 2, 2015, at 8:30 a.m., a hearing (the "Final Approval Hearing") will be held before the Honorable John A. Kronstadt, at the Edward Roybal Federal Building, 255 East Temple Street, Los Angeles, California 90012 in Courtroom 750 (7th Floor) to determine: (1) whether the Settlement of the Federal Derivative Action on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate; (2) whether to approve the requested award of attorneys' fees and reimbursement of expenses; and (3) whether a Judgment as provided in ¶ 1.13 of the Stipulation should be entered herein.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND
FINAL APPROVAL HEARING

The Individual Defendants have denied, and continue to deny, and have contested and continue to contest each and every allegation of liability and wrongdoing on their part, and assert they have strong factual and legal defenses to all the claims alleged against them in the complaints filed in the Federal Derivative Action, as detailed below, including the Verified Shareholders' Derivative Amended Complaint (the "DAC") and the similar and related complaint filed by The Vladimir Gusinsky Living Trust (described below), and that such claims are without merit. Without admitting any wrongdoing or liability on their part whatsoever, the Individual Defendants nevertheless are willing to enter into the Settlement provided for herein in order fully and finally to settle and dispose of all claims that have been or could have been asserted against them in the Derivative Actions and to avoid the continuing burden, expense, inconvenience and distraction of protracted litigation.

I.           THE DERIVATIVE ACTIONS

A.           The Federal Derivative Action

On February 25, 2014, Advanced Advisors, G.P. filed Advanced Advisors, G.P. v. Stephen Berman et al., Case No. 14-cv-01420 (C.D. Cal.), derivatively on behalf of nominal defendant JAKKS Pacific, Inc. alleging, among other things, claims of breach of fiduciary duties against the Individual Defendants. On March 6, 2014, Louisiana Municipal Police Employees Retirement System (collectively with Advanced Advisors, G.P., “Original Plaintiffs” and with The Vladimir Gusinsky Living Trust, “Plaintiffs”) filed Louisiana Municipal Police Employees Retirement System v. Stephen Berman et al., Case No. 14-cv-01670 (C.D. Cal.), derivatively on behalf of nominal defendant JAKKS against the Individual Defendants. On April 17, 2014, the Court consolidated Original Plaintiffs' cases into the Federal Derivative Action.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND
FINAL APPROVAL HEARING

On April 30, 2014, Original Plaintiffs filed the DAC in the Federal Derivative Action, asserting four claims for relief: (1) contribution, under the Securities Exchange Act of 1934, against JAKKS Chief Executive Officer Stephen Berman and now-dismissed defendant Chief Financial Officer Joel Bennett for potential damages arising from the federal class action captioned Melot v. JAKKS Pacific, Inc. et al., Case No. 13-cv-05388 (C.D. Cal.) (the "Class Action"); (2) violations of Section 14 of the Securities Exchange Act of 1934 and Securities and Exchange Commission Rule 14a-9 against the Federal Derivative Action Individual Defendants regarding alleged omissions in a 2013 proxy; (3) state law breach of fiduciary duty claims against the Federal Derivative Action Individual Defendants allegedly arising from certain actions by the Board between 2011 and 2013 (the “Challenged Transactions”); and (4) state law breach of fiduciary claims against Messrs. Berman and Bennett for potential liability arising out of the Class Action. On March 19, 2015, The Vladimir Gusinsky Living Trust (“Plaintiff”) filed an action alleging similar claims, and alleging complete diversity among the Parties. The Vladimir Gusinsky Living Trust was represented at the settlement mediation described herein by the same Interim Co-Lead counsel who were previously appointed in this Federal Derivative Action, and is a party to the Settlement and the Stipulation.

On May 28, 2014, the Defendants moved to dismiss all claims in the DAC. On September 16, 2014, the Court dismissed with prejudice Claims 1 and 4 of the DAC: Original Plaintiffs' contingent claims for contribution and breach of fiduciary duty arising out of the Class Action. Additionally, the Court dismissed without prejudice Claim 2, Original Plaintiffs' Section 14 claim, and Claim 3 insofar as it related to the acquisition of JAKKS shares by a major shareholder and the Board's approval of certain joint ventures with companies controlled by that shareholder.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND
FINAL APPROVAL HEARING

The Court denied the motion with respect to claims related to the portion of Claim 3 where Original Plaintiffs alleged that the Individual Defendants breached their fiduciary duties to JAKKS and its shareholders in responding to third parties in 2010 and 2011. In particular, in the surviving claims of Claim 3, the Original Plaintiffs alleged that the Company's Board adopted a shareholder's rights agreement in response to a third party's expression of interest in acquiring the Company and, when another third party indicated it might launch a consent solicitation, agreed to a stock repurchase in response to the potential consent solicitation. Original Plaintiffs alleged that these actions were motivated by an intent to entrench the Board, and therefore harmed JAKKS by depriving it of needed funds or an opportunity to engage in fair negotiations of a potential sale of the Company.

Thereafter the parties engaged in discovery. JAKKS and the Individual Defendants produced documents relating to the Challenged Transactions and Original Plaintiffs obtained further discovery from non-party witnesses.

B.           The State Derivative Action

On December 18, 2014, Original Plaintiffs who filed the DAC filed Advanced Advisors, G.P. et al. v. Stephen Berman et al., Case No. SC123546 (Cal. Super. Ct.) in the California Superior Court (the "State Derivative Action," and collectively with the Federal Derivative Action, the "Derivative Actions"), derivatively on behalf of nominal defendant JAKKS. The complaint in the State Derivative Action, which asserted claims substantially similar to those asserted and upheld in the DAC, named as defendants the Individual Defendants.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND
FINAL APPROVAL HEARING

C.           Mediation and Settlement Discussions

On February 12, 2015, pursuant to an Order of the Court, the Parties conducted a mediation, presided over by the Honorable Layn R. Phillips (U.S.D.J., Ret.) (the "Mediator"). By this point, Plaintiff’s Counsel had obtained important discovery, and had consulted experts on the potential damages in the case. Counsel for the parties engaged in arm's-length discussions and negotiations concerning a settlement of the Derivative Actions. As a result of such discussions and negotiations, including those that occurred at the Mediation and thereafter, counsel for the Plaintiffs and Defendants (the "Settling Parties") have reached an agreement to settle the Derivative Actions.

II.          The Settlement

A.           Terms of the Settlement

The terms of the Settlement set forth in the Stipulation include that: (1) the Company will establish a Buyback Committee consisting of independent directors of the Board who will independently review any stock buyback plan and shall approve or reject any such plan prior to full consideration by the Board; (2) all the independent directors of the Board must approve any future shareholder's rights plan; (3) the Board will conduct an annual review of the methods of allocating and applying cash between domestic and international operations; (4) the Audit Committee will adopt and implement a series of enhanced Budgeting and Planning Practices for the Company and its CFO; (5) the Company will continue to tie CEO compensation to JAKKS's share price; (6) an independent Board Committee shall approve all related-party transactions; and (7) an independent Board Committee will determine whether to negotiate, accept or reject certain future takeover offers for the Company. These measures shall go into effect within thirty (30) days of entry of an Order approving the Settlement (the "Judgment") becoming final, and will continue for at least four (4) years.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND
FINAL APPROVAL HEARING

The full Stipulation is attached hereto as Exhibit A. Further information regarding the Settlement, and such papers as may be submitted in support of its approval, may be found on the website maintained by Plaintiff’s Counsel, http://www.blockesq.com/JakksPacific. If the Settlement is approved, the Court will enter a Judgment releasing all claims that have been, or could have been brought by any JAKKS shareholder against the Released Persons based upon or related to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth or referred to in any of the complaints filed in the Derivative Actions, and the Federal Derivative Action will be dismissed (which will be followed by the voluntary dismissal of the State Derivative Action).

B.           Reasons for the Settlement

Plaintiff’s Counsel believe that the corporate governance measures described above will be of material benefit to JAKKS and its shareholders. In the opinion of Plaintiff’s Counsel, they will provide enhanced independent oversight of stock buybacks and anti-takeover measures; improve procedures for cash allocation, budgeting and planning; ensure that the interests of the CEO and the stockholders in the performance of the Company's stock are closely aligned; enhance oversight of related-party transactions; and provide procedures to be followed in the event of future bona fide acquisition interest.

Plaintiff’s Counsel believe they are well-informed regarding the strengths and weaknesses of their case. Before the Derivative Actions were initiated, Plaintiff’s Counsel performed an investigation concerning the facts and claims alleged in the Federal Derivative Action. This investigation included, among other things, review and analysis of JAKKS' filings with the United States Securities and Exchange Commission, news articles about JAKKS and stock market analyst reports. After the Defendants' Motion to Dismiss was granted in part and denied in part, Plaintiff’s Counsel undertook discovery of Defendants and consulted with potential experts.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND
FINAL APPROVAL HEARING

Plaintiff’s Counsel have concluded that their investigation and their efforts are sufficient for them to reach a conclusion regarding settlement. In addition to fully considering the arguments made by plaintiffs in those actions, the defenses asserted, and the Court's various rulings, Plaintiff’s Counsel also recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Federal Derivative Action against the Defendants through trial and appeals. Plaintiff’s Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex shareholder litigation such as the Federal Derivative Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel are also mindful of the inherent problems of proof under, and possible defenses to, the violations asserted in the Federal Derivative Action, involving difficult issues of causation, damages, business judgment and bad faith. Based on these considerations, among others, and the significant corporate governance enhancements to JAKKS as referenced herein, Plaintiff’s Counsel believe that the Settlement confers substantial benefits upon JAKKS and is in the best interests of the Company and its shareholders.

III.         RELEASES

If the Settlement is approved, the claims being settled will be released. The releases state as follows:

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND
FINAL APPROVAL HEARING

Upon entry of a Final Order approving the Settlement, Plaintiffs, the Company and all shareholders on whose behalf the claims in the Derivative Actions were brought shall settle, release, compromise and dismiss fully and forever all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, without regard to the subsequent discovery of existence of such different or additional facts, including Unknown Claims, that were brought in the Derivative Actions or that could have been brought in the Derivative Actions or in any other court, including but not limited to direct and/or derivative claims against JAKKS, the Individual Defendants or any of their respective predecessors, successors, parents, subsidiaries, affiliates, attorneys and agents, that arise out of, are based upon or related to the allegations, transactions, facts, matters or occurrences set forth or referred to in the complaints filed in the Derivative Actions.

Upon entry of a Final Order approving the Settlement, Defendants shall settle, release, compromise and dismiss fully and forever all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts, including Unknown Claims, related to claims brought in the Derivative Actions or that could have been brought in the Derivative Actions or in any other court, including but not limited to direct and/or derivative claims against Plaintiffs, Plaintiff’s Counsel, or any of their respective predecessors, successors, parents, subsidiaries, affiliates, attorneys and agents, that arise out of, are based upon or related to the allegations, transactions, facts, matters or occurrences set forth or referred to in the complaints filed in the Derivative Actions.

The Stipulation contains certain definitions of key terms involving the releases, which are set forth below:

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND
FINAL APPROVAL HEARING

"Released Persons" means defendants Stephen G. Berman, Michael G. Miller, Murray L. Skala, Robert E. Glick, Marvin Ellin, Dan Almagor, Leigh Anne Brodksy and Peter F. Reilly, and JAKKS, all of its affiliates, subsidiaries, predecessors, successors and related companies, and Plaintiffs Advanced Advisors, G.P., Louisiana Municipal Police Retirement System and The Vladimir Gusinsky Living Trust and all Related Persons of the Released Persons, which includes past or present officers, directors, employees, agents, attorneys, accountants, advisors, insurers, co-insurers, reinsurers, heirs, executors, personal representatives, estates, administrators, predecessors, successors and assigns, and any other representatives of any of these persons or entities or their successors.

"Released Claims" means any and all claims, debts, demands, disputes, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, matters and issues of any kind or nature whatsoever (including, but not limited to, any claims for damages, interest, attorneys' fees, expert or consulting fees, and any and all other costs, expenses or liabilities whatsoever), whether based on United States federal, state or local statutory or common law or any other law, rule or regulation, whether foreign or domestic, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, whether class or individual in nature, direct or derivative, including both known claims and Unknown Claims: (1) that have been asserted in either of the Derivative Actions by any of the Plaintiffs, or any of their attorneys, against any of the Released Persons; or (2) that could have been, or in the future could be, asserted in either of the Derivative Actions against any of the Released Persons arising out of, based upon or related to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth or referred to in any of the complaints filed in the Derivative Actions. "Released Claims" also includes any and all claims arising out of, relating to, or in connection with the Settlement or resolution of the Action against the Released Parties (including Unknown Claims). "Released Claims" does not include: (1) claims alleged in the Class Action; or (2) claims, rights or causes of action or liabilities related to the enforcement of this Stipulation and Settlement, including without limitation any of the terms of this Stipulation or orders or judgments issued by the courts in connection with the Settlement.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND
FINAL APPROVAL HEARING

"Unknown Claims" means any and all claims and potential claims against Defendants that Plaintiffs do not know or suspect to exist in his, her or its favor as of the Effective Date, and any claims against Plaintiffs that Defendants do not know or suspect to exist in their favor, which if known by him, her or it might have affected his, her or its decision(s) with respect to the Settlement. With respect to any and all Released Claims (including Unknown Claims), the Settling Parties stipulate and agree that by operation of the Final Order, upon the Effective Date, the Settling Parties and each of the JAKKS shareholders shall have expressly waived the provisions, rights and benefits of California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Settling Parties shall be deemed to have, and by operation of the Judgment shall have, waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, or international law, which is similar, comparable, or equivalent to California Civil Code Section 1542. Settling Parties may hereafter discover facts in addition to or different from those that he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but the Settling Parties shall expressly fully, finally and forever settle and release any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Settling Parties acknowledge that the inclusion of "Unknown Claims" in the definition of Released Claims was separately bargained for and was a key element of the Settlement.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND
FINAL APPROVAL HEARING

IV.	ATTORNEYS' FEES AND EXPENSES

Plaintiff’s Counsel shall make an application to the Court for a Fee and Expense Award seeking an amount of up to $2.5 million to be paid by JAKKS' insurance carriers. Defendants have agreed, as part of the Settlement, not to object to this application. Fee and Expense Award negotiations were overseen by the Mediator and did not occur until all other substantive terms of the Settlement were agreed upon.

V.	WHAT YOU MAY DO AS A SHAREHOLDER

If you like the Settlement you do not need to do anything. Any Current JAKKS Shareholder may object to the Settlement. If you are a current shareholder of JAKKS, you may review the Fee and Expense Award submission on September 28, 2015 and thereafter at www.blockesq.com/JakksPacific, which will provide information concerning the fairness of the settlement and the request for attorneys’ fees and reimbursement of expenses. The basis of the request for the Fee and Expense Award is set out in Plaintiff’s preliminary submissions in support of the Fee and Expense Award, which are available at www.blockesq.com/JakksPacific as of August 24, 2015 and thereafter. A shareholder who objects to the Settlement of the Federal Derivative Action or the Fee and Expense Award shall have a right to appear and to be heard at the Final Approval Hearing, provided that he, she, or it was a beneficial shareholder or shareholder of record as of the date his, her or its objection was lodged, and continuing to the hearing date. Any shareholder of JAKKS who satisfies this requirement may enter an appearance through counsel of such shareholder's own choosing and at such shareholder's own expense or may appear on his, her, or its own without counsel, provided, however, that no shareholder of JAKKS shall be heard at the Final Approval Hearing unless no later than October 5, 2015, such shareholder has satisfied the following procedures:

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND
FINAL APPROVAL HEARING

1.          You must file a written objection or opposition, together with copies of all other papers (including proof of ownership of JAKKS common stock) and briefs, with the Clerk's Office at the Edward Roybal Federal Building, 255 East Temple Street, Los Angeles, California 90012 no later than October 5, 2015.

2.          You must also serve the papers on the following counsel so that the papers are received no later than October 5, 2015:

Plaintiff’s Counsel: Laurence Paskowitz The Paskowitz Law Firm, P.C. 208 East 51st Street, Suite 380 New York, NY 10022	Defendants' Counsel: Matthew Donald Umhofer SPERTUS, LANDES & UMHOFER, LLP 1990 South Bundy Dr., Suite 705 Los Angeles, CA 90025
Jeffrey C. Block BLOCK & LEVITON LLP 155 Federal Street, Suite 400 Boston, MA 02110	Jonathan J. Lerner SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP Four Times Square New York, New York 10036

3.          The filing must demonstrate your ownership of JAKKS common stock, including the date of acquisition and continued ownership, and must state the basis for your objection.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND
FINAL APPROVAL HEARING

4.          You may file a written objection without appearing at the Final Approval Hearing. You may not appear at the Final Approval Hearing to present your objection, however, unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

5.          If you wish to be heard orally at the hearing in opposition to the approval of the Settlement, including the Fee and Expense Award, and if you have filed and served a timely written objection as described above, you must also notify the above counsel in your written objection concerning your intention to appear. Persons who intend to object and desire to present evidence at the Final Approval Hearing must include in their written objection the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing.

6.          As stated above, you are not required to hire an attorney to represent you in making written objections or in appearing at the Final Approval Hearing. If you decide to hire an attorney, this will be at your own expense, and your attorney must file a notice of appearance with the Court and serve it on the above counsel so that the notice is received no later than October 5, 2015.

7.          The Final Approval Hearing may be adjourned by the Court without further written notice. If you intend to attend the Final Approval Hearing, you should confirm the date and time with Plaintiff’s Counsel.

Unless the Court orders otherwise, any Current JAKKS Shareholder who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement, including the Fee and Expense Award. Current JAKKS Shareholders do not need to appear at the Final Approval Hearing or take any other action to indicate their approval.

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND
FINAL APPROVAL HEARING

VI.	INTERIM STAY AND INJUNCTION

Pending the Final Approval Hearing, all proceedings in the Federal Derivative Action involving the Settling Parties, as defined in the Stipulation, other than those proceedings necessary to carry out or enforce the terms and conditions of the Stipulation, are stayed.

Pending final determination of whether the Settlement should be approved, Plaintiffs, the Company and Current JAKKS Shareholders, and each of them, and anyone who acts or purports to act on their behalf, shall not institute, commence or prosecute any action that asserts Released Claims against any Released Person, as defined in the Stipulation.

VII.	SCOPE OF THE NOTICE

This Notice is a summary description of the Federal Derivative Action, the complaints, the terms of the Settlement and the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Actions, reference is made to the Stipulation, a copy of which is attached hereto as Exhibit A and can be reviewed at http://www.blockesq.com/JakksPacific.

Any inquiry concerning the Derivative Actions should be addressed to a representative of Plaintiff’s Counsel.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF
CLERK OF THE COURT REGARDING THIS NOTICE.

Dated: _________, 2015

By Order of the Court

16

NOTICE OF PROPOSED SETTLEMENT OF FEDERAL DERIVATIVE ACTION AND
FINAL APPROVAL HEARING